Exhibit 99.1

Ore Pharmaceuticals Announces Receipt of Nasdaq Notification

GAITHERSBURG, Md.--(BUSINESS WIRE)--September 18, 2009--Ore Pharmaceuticals Inc. (“Ore”) announced today the receipt of a written notice from the Nasdaq Stock Market ("Nasdaq") stating that for the previous 30 consecutive business days, the bid price of Ore’s listed securities had closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market pursuant to Marketplace Rule 5550(a)(2).

Pursuant to Marketplace Rule 5810(c)(3)(A), Ore has a grace period of 180 calendar days, or until March 15, 2010, to regain compliance with the minimum bid price requirement. In order to regain compliance, the bid price of Ore’s listed securities must close at $1.00 per share or more for a minimum of ten consecutive business days during the grace period. If compliance with Marketplace Rule 5550(a)(2) cannot be demonstrated by March 15, 2010, then the Nasdaq staff will provide written notification to the Company that its securities will be delisted. At that time, the Company will be permitted to appeal Nasdaq’s determination to a Hearings Panel. Alternatively, the Company may be eligible for an additional grace period if, on the 180th day of the grace period, it meets the initial listing standards, with the exception of bid price, for The Nasdaq Capital Market. If the Company meets such initial listing criteria, the Nasdaq staff will notify the Company that it has been granted an additional 180 calendar day compliance period.

Ore will attempt to regain compliance with Marketplace Rule 5550(a)(2), although there can be no assurance that it will be able to do so.

Where to Find Additional Information

On September 2, 2009, the Company filed a registration statement with the SEC on Form S-4/A that includes a definitive proxy statement/prospectus and other relevant materials regarding a proposed reorganization of the Company in which the Company would become a wholly owned subsidiary of Ore Pharmaceutical Holdings Inc., a newly formed Delaware corporation ("Holdings"), and each share of the Company's common stock would be exchanged for one share of common stock of Holdings. Stockholders are urged to read the definitive proxy statement/prospectus and any other relevant materials filed with the SEC when they become available because they contain, or will contain, important information about the Company and the proposed reorganization. The definitive proxy statement/prospectus is being sent to Company stockholders seeking their approval of the reorganization. Stockholders and potential investors may obtain a free copy of the definitive proxy statement/prospectus, as well as other documents filed by the Company with the SEC at the SEC's web site at www.sec.gov or through the Company's web site at www.orepharma.com. The definitive proxy statement/prospectus and the Company's other SEC filings also may be obtained for free from the Company by directing a request to: Ore Pharmaceuticals Inc., 610 Professional Drive, Suite 101, Gaithersburg, Maryland 20879, Attention: Corporate Secretary, telephone: 240-361-4400. Stockholders are urged to read the definitive proxy statement/prospectus and other relevant materials relating to the reorganization before voting or making any investment decision with respect to the reorganization.

The Company, its directors, executive officers and certain members of management and employees may be considered "participants in the solicitation" of proxies from the Company's stockholders in connection with the transaction. Information regarding such persons and a description of their interests in the transaction is contained in the proxy statement/prospectus and the Company's Annual Reports on Form 10-K and Form 10-K/A filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the definitive proxy statement/prospectus.

Ore Pharmaceuticals Overview

Ore Pharmaceuticals Inc. (the “Company”) is a pharmaceutical asset management company. The Company acquires interests in pharmaceutical assets whose value, it believes, it can significantly enhance through targeted development, with the goal of then monetizing these assets through a sale or out-licensing. Initially, the Company will focus on developing and monetizing its current portfolio, which includes four clinical-stage compounds in-licensed from major pharmaceutical companies. The Company’s four compounds in its development portfolio are: ORE1001, its lead compound, ORE10002, ORE5002 (tiapamil) and ORE5007 (romazarit).

Safe Harbor Statement

This press release contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include our ability to identify strategies for making its businesses successful and the impact of such strategies on our business and financial performance and on shareholder value. Forward-looking statements typically include the words “expect,” “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” and similar expressions as they relate to Ore Pharmaceuticals or its management. Forward-looking statements are based on our current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of our future performance or results. Our actual performance and results could differ materially from what we project in forward-looking statements for a variety of reasons and circumstances, including particularly risks and uncertainties that may affect the Company’s operations, financial condition and financial results and that are discussed in detail in the our Annual Report on Form 10-K and our other subsequent filings with the Securities and Exchange Commission. They include, but are not limited to: whether the compounds we develop will be commercially viable; whether we will be able to begin to generate sufficient new revenue from licensing or other transactions early enough to support our operations and continuing compound development; whether there will be valid claims for indemnification from the buyers of our Genomics Assets; whether there will be claims from the landlords of the leased properties we have assigned, the buyer of our Preclinical Division or the assignee of our Cambridge facility lease, that we would be required to pay as guarantors of such leases; whether we will be able to collect amounts due under the terms of promissory notes from the buyers of our Genomics Assets and molecular diagnostic business; whether we will be able to manage our existing cash adequately and whether we will have access to financing on sufficiently favorable terms to maintain our businesses and effect our strategies; whether we will be able to maintain our NASDAQ listing; whether we will be able to attract and retain qualified personnel for our business; and potential negative effects on our operations and financial results from workforce reductions and the transformation of our business. Ore Pharmaceuticals Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Ore Pharmaceuticals Inc.
Benjamin L. Palleiko
SVP & CFO
617-649-2001
bpalleiko@orepharma.com